UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2016

SharkReach, Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-37579

(Commission File Number)

46-0912423

(IRS Employer Identification No.)

205 Pier Ave., Suite 101

Hermosa Beach, California 90254

(Address of principal executive offices)(Zip Code)

(775) 321-8234

(Registrant's telephone number, including area code)

_______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2016, the board of directors of SharkReach, Inc., a Nevada corporation (the "Company"), appointed Steve Smith as a director, President and Chief Executive Officer, Secretary and Treasurer of the Company. Concurrent with Mr. Smith's appointment, Troy Grant resigned as President, Secretary, Treasurer and a director of the Company, which leaves Mr. Smith as the sole officer and director of the Company.

Mr. Smith, age 41, founded and began operating our business in November 2013, incorporating it in December 2014, and since then has served as President and Chief Executive Officer of SharkReach, Inc. (now renamed "SRI Seller, Inc.") a California corporation, which was the holder of the assets of our business until we acquired them, as disclosed in Form 8-K (File No. 001-37579), filed with the Securities and Exchange Commission on October 13, 2015. From July 2014 until September 2014, Mr. Smith served as Vice President of Sales of Intersport Company, based in Hermosa Beach, California. From January 2011 until June 2013, Mr. Smith served as Directors of Sales, West, of Discovery Communications, based in Beverly Hills, California.

Mr. Smith's knowledge of our business led to our conclusion that Mr. Smith should be serving as a member of our board of directors in light of our business and structure.

Mr. Smith is the beneficial holder of 15,097,500 shares, or 33.6%, of our issued and outstanding common stock, and he does not have any agreement, arrangement or understanding with the Company in connection with being appointed a Director or President.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SharkReach, Inc. (Registrant)

Date: January 26, 2016	By:	/s/ Steve Smith
	Name:	Steve Smith
	Title:	President and Chief Executive Officer